                                                                     EXHIBIT 4.6

                          GUARANTOR SECURITY AGREEMENT

         THIS GUARANTOR SECURITY AGREEMENT (this "AGREEMENT") is made as of May 14, 2001, by and between INTERACTIVE PICTURES CORPORATION, a Tennessee corporation (the "GRANTOR"), with an address at 1009 Commerce Park Dr., Oak Ridge, TN 37830, and IMAGE INVESTOR PORTFOLIO, a separate series of MEMPHIS ANGELS, LLC, a Delaware limited liability company ("LENDER"), with an address at 6410 Poplar Avenue, Suite 395, Memphis, Tennessee 38119.

         WHEREAS, INTERNET PICTURES CORPORATION, a Delaware corporation (the "BORROWER"), has executed that certain Securities Purchase Agreement dated as May 14, 2001 between the Borrower and the Lender (together will all amendments, extensions and replacements thereto or therefrom time to time (the "PURCHASE AGREEMENT") and that certain Convertible Promissory Note dated as May 14, 2001 made in favor of the Lender (together with all amendments, extensions, renewals, substitutions and replacements thereto or thereof from time to time, the "NOTE");

         WHEREAS, the Grantor is a wholly-owned Subsidiary of the Borrower;

         WHEREAS, Grantor has executed that certain Guaranty and Suretyship Agreement dated as of the date hereof (together with all amendments, extensions, renewals, substitutions and replacements thereto or thereof from time to time, the "GUARANTY") by Grantor in favor of the Lender to secure the repayment of all Obligations incurred by the Borrower under the Note and the other Documents (as defined in the Purchase Agreement);

         WHEREAS, to secure the obligations and liabilities of the Grantor under the Guaranty and to further secure the repayment of the Obligations (as defined in the Guaranty), Grantor has agreed to assign and pledge to the Lender, and to grant to the Lender a lien and security interest on and in, certain property of the Grantor; and

         NOW, THEREFORE, the Grantor and the Lender, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS.

         In addition to the other terms defined in this Section 1, initially capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Guaranty.

            (A) "COLLATERAL" means and shall include all of the Grantor's right, title and interest in, to and under the following, all whether now owned or hereafter acquired:

               (A) All Accounts of Grantor;

               (B) All Chattel Paper of Grantor;

               (C) All Commercial Tort Claims of Grantor;

               (D) All Contracts of Grantor;

               (E) All Deposit Accounts of Grantor;

               (F) All Documents of Grantor;

               (G) All Equipment of Grantor;

               (H) All Fixtures of Grantor;

               (I) All General Intangibles of Grantor, including, without limitation, Payment Intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

               (J) All Instruments of Grantor, including, without limitation, Promissory Notes;

               (K) All Inventory of Grantor;

               (L) All Investment Property of Grantor;

               (M) All Letter-of-Credit Rights of Grantor;

               (N) All Supporting Obligations of Grantor;

               (O) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

               (P) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

               (Q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

         Notwithstanding the above, Grantor's interest in the assets described in Exhibit B attached hereto and incorporated herein by reference shall not constitute Collateral.

         The Collateral also does not include any obligation described above which is secured by a consensual lien on real property.

            (B) "CONTRACTS" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

            (C) "COPYRIGHT LICENSE" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

            (D) "COPYRIGHTS" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

            (E) "DOCUMENTS" shall mean the Documents as defined in the Purchase Agreement.

            (F) "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

            (G) "NOTE" is defined in the Preamble of this Agreement.

            (H) "OBLIGATIONS" shall mean the "Obligations" as defined in the Guaranty and the indebtedness, obligations and liabilities of the Grantor, whether now existing or hereafter arising or created, evidenced by and set forth in the Guaranty and this Agreement.

            (I) "PATENT LICENSE" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

            (J) "PATENTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b)all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof;
(c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

            (K) "PERMITTED LIEN" shall have the meaning set forth in that certain Securities Purchase Agreement dated of even date herewith between Grantor and Secured Party (the "PURCHASE AGREEMENT").

            (L) "TRADEMARK LICENSE" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

            (M) "TRADEMARKS" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "MARKS"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

            (N) "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of Delaware) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of
Article 9 shall include and refer to Revised Article 9 from and after the date Revised Article 9 shall become effective in the State of Delaware); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account" (including health-care-insurance receivables), "Account Debtor", "Chattel Paper" (including tangible and electronic chattel paper), "Commercial Tort Claims", "Commodity Account", "Deposit Account", "Documents", "Equipment" (including all accessions and additions thereto), "Fixtures", "General Intangible" (including payment intangibles and software), "Instrument", "Intellectual Property", "Inventory" (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), "Investment Property" (including securities and securities entitlements), "Letter-of-Credit Right" (whether or not the letter of credit is evidenced by a writing), "Payment Intangibles", "Proceeds", "Promissory Notes", "Securities Account", and "Supporting Obligations". Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

     2. GRANT OF SECURITY INTEREST. To secure the complete payment and performance of the Obligations, the Grantor, as debtor, hereby assigns and grants to the Lender, as Secured Party, a continuing first priority lien on and security interest in the Collateral.

     3. REVISED ARTICLE 9. The parties acknowledge that revised Article 9 of the UCC in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("REVISED ARTICLE 9") has been adopted in the States of California, Tennessee, Delaware and elsewhere and hereby agree to the following provisions of this Agreement in anticipation of the possible application thereof, in one or more jurisdictions, to the transactions contemplated hereby. Upon such application of Revised Article 9 to the transactions contemplated hereby, all references in this Agreement to sections of the UCC shall be deemed to refer to the equivalent corresponding sections of Revised Article 9.

          (A) ATTACHMENT. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Grantor, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment on intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Grantor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised
Article 9, the Grantor shall immediately notify the Lender in a writing signed by the Grantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

          (B) PERFECTION BY FILING. The Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Grantor or words of similar effect and which contain any other information required by Part 5 of Revised
Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor agrees to furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Lender on behalf of the Grantor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

          (C) OTHER PERFECTION, ETC. The Grantor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Lender may reasonably request for the Lender (a) to obtain an acknowledgement, in form and substance satisfactory to the Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chatter paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. ss.ss. 9104, 9105, 9106 and 9107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (c) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised
Article 9 in any jurisdiction.

          (D) SAVINGS CLAUSE. Nothing contained in this Section 3 shall be construed to narrow the scope of the Lender's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

     4. CHANGE IN NAME OR LOCATIONS. The Grantor hereby agrees that if the location of any material Collateral changes from the locations listed on Exhibit A hereto and made part hereof, or if the Grantor changes its name or form of organization, or establishes a name in which it plans to do business that is not listed as a tradename on Exhibit A hereto, the Grantor will as promptly as practicable notify the Lender in writing of the additions or changes. As of the date hereof, the Grantor's chief executive office is as shown on Exhibit A hereto.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL. Except as disclosed in or permitted under the Guaranty, the Grantor represents, warrants and covenants to the Lender as follows:

          (A) The Grantor has not made any prior agreement for the sale, pledge, encumbrance, assignment or other disposition of any of the Collateral which is currently effective and the Collateral is free from all encumbrances and rights of setoff of any kind other than Permitted Liens.

          (B) The Grantor will take all commercially reasonable actions to defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (C) Each account and general intangible, if included in the definition of Collateral, is genuine and enforceable in accordance with its terms and the Grantor will take all commercially reasonable actions to defend the same against all claims, demands, setoffs and counterclaims at any time asserted.

          (D) At the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Grantor and such goods will have been shipped to the respective account debtor or the services will have been performed for the respective account debtor to the extent necessary thereunder to enforce payment of such account or general intangible against the respective accounts debtors, and no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim.

          (E) From time to time and at all reasonable times Grantor will allow the Lender, with reasonable prior notice so long as an Event of Default does not exist, by or through any of its officers, agents, attorneys, or accountants to examine or inspect the Collateral, notify (at any time after the occurrence and during the continuance of an Event of Default) account debtors of the Lender's security interest in accounts and obtain valuations and audits of the Collateral, wherever located, at Grantor's expense once annually and at any time during an Event of Default, and if more than once annually (other than during an Event of Default) at the Lender's expense.

          (F) The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require to vest in and assure to the Lender its rights hereunder and in or to the Collateral, and the proceeds thereof, including, but not limited to, waivers from landlords, warehousemen and mortgagees, provided that the Grantor shall not be required to use more than commercially reasonable efforts to obtain any consent or waiver from third parties required pursuant to this clause (f).

          (G) The Grantor shall keep the Collateral in good order and repair at all times, ordinary wear and tear and obsolescence excepted, and immediately notify Lender of an event causing a material loss or decline in value of the Collateral whether or not covered by insurance and the amount of such loss or depreciation.

          (H) The Grantor shall use or permit the Collateral to be used only in accordance with all applicable federal, state, county and municipal laws and regulations.

          (I) The Grantor shall have and maintain insurance at all times with respect to all Collateral as required under the Guaranty. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of the Lender under which all losses thereunder shall be paid to the Lender. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least sixty (60) days prior written notice to the Lender and shall insure the Lender notwithstanding the act or neglect of the Grantor. Upon demand of the Lender, the Grantor shall furnish the Lender with duplicate original policies of insurance or such other evidence of insurance as the Lender may reasonably require. In the event the Grantor fails to maintain insurance as herein provided, the Lender may, at its option, obtain such insurance and the Grantor shall pay to the Lender, on demand, the cost thereof. Proceeds of insurance may be applied by the Lender to reduce the Obligations or to repair or replace Collateral, all in the Lender's sole discretion

     6. NEGATIVE PLEDGE; NO TRANSFER. The Grantor will not hereafter without prior written consent of the Lender sell, offer to sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit or suffer to exist any Lien thereon, except (a) to the Lender, (b) a Permitted Lien, or (c) for sales of inventory and collections of accounts in the Grantor's ordinary course of business. The Grantor will not make or enter into any agreement (other than with the Lender) for the benefit of any Person not to grant Liens, except for such agreements existing on the date hereof and set forth on Schedule 6 of this Agreement. The Grantor will not use any portion of the Collateral in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

     7. COVENANTS FOR ACCOUNTS. If accounts are included in the definition of
Collateral:

          (A) The Grantor will, on reasonable demand of the Lender, make notations on its books and records showing the security interest of the Lender, and make available to the Lender, shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor shall promptly notify the Lender if an account in excess of $10,000 becomes evidenced or secured by an instrument or chattel paper and upon request of the Lender, will promptly deliver any such instrument or chattel paper to the Lender, including without limitation, any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.

          (B) The Grantor will within 30 days advise the Lender whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose in excess of $50,000 and will comply with any reasonable instructions that the Lender may give regarding the sale or other disposition of such returns.

          (C) The Grantor will notify the Lender on a monthly basis of any accounts which arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon the request of the Lender, execute any instruments and take any steps reasonably required by the Lender so that all monies due and to become due under such contract shall be assigned to the Lender and notice thereof given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act of 1940, as amended, or other applicable Law.

          (D) Upon the occurrence and during the continuance of an Event of Default, and upon prior notice to the Grantor (unless an Event of Default of the type described in Section 10(b) or (c) of the Note has occurred, in which case no such notice shall be required), the Lender may notify any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles of the assignment thereof to the Lender and may direct such account debtors to make payment directly to the Lender of the amounts due. Upon the occurrence and during the continuance of an Event of Default, at the request of the Lender, the Grantor will direct any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles to make payment directly to the Lender. The Lender is authorized to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Lender.

     8. FURTHER ASSURANCES. At the request of the Lender, the Grantor will join with the Lender in executing one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender and will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable. A carbon, photographic or other copy of this Agreement or of a UCC-1 financing statement may be filed as and in lieu of a UCC-1 financing statement.

     9. EVENTS OF DEFAULT. The Grantor shall, at the option of the Lender, be in default under this Agreement upon the happening of any of the following events or conditions (each, an "EVENT OF DEFAULT"): (a) the failure by the Grantor to perform any of its obligations under this Agreement which failure has not been cured within 20 days after written notice from the Lender to the Grantor, (b) an Event of Default (as defined in the Note) under the Note, (c) an Event of Default (as defined in the Guaranty), (d) material falsity, material inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Lender by or on behalf of the Grantor; or (e) the failure of the Lender to have a perfected first priority security interest in the Collateral (excluding perfection of security interests in vehicles or other mobile equipment covered by a certificate of title, the perfection of which under applicable law requires notation of such security interest on, or physical delivery of, such certificate, unless (i) such failure results from the negligence acts or omissions of the Lender, (ii) no other person has a perfected security interest in such Collateral, and (iii) no other Event of Default exists.

     10. REMEDIES. Upon the occurrence of an Event of Default described in Sections 10(b) or (c) of the Note, all Obligations secured hereby shall become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all which are expressly waived by the Grantor. Upon the occurrence and continuance of an Event of Default other than as described in Sections 10(b) or (c) of the Note, the Lender may provide written notice to the Grantor stating that an Event of Default has occurred and declaring all Obligations secured hereby immediately due and payable, without further notice, presentment, demand, declaration, protest, or other requirements of any kind, all which are expressly waived by the Grantor. Upon the occurrence and continuance of an Event of Default, and irrespective of whether the Obligations have been declared due and payable pursuant to the immediately preceding sentence, the Lender will have, in addition to all rights and remedies provided for herein or in the other Documents or by any applicable law or in equity, all the remedies of a secured party under the Uniform Commercial Code.

     11. POWER OF ATTORNEY.

          (A) The Grantor does hereby make, constitute and appoint any officer or agent of the Lender as the Grantor's true and lawful attorney-in-fact, with power to endorse the name of the Grantor or any of the Grantor's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the possession of the Lender if full or part payment of amounts owed to the Lender granting to the Grantor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and with the same effect as the Grantor might or could do, including the right to sign, for the Grantor, UCC-1 financing statements and UCC-2 or UCC-3 Statements of Change and to sue for, compromise, settle and release all claims and disputes with respect to the Collateral. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable for the life of this Agreement and the Documents, and until all the Obligations are satisfied in full.

          (B) Notwithstanding anything in the Documents to the contrary, the Lender will not exercise any rights under the power of attorney provided in
Section 11(a), above, unless an Event of Default has occurred and is continuing.

     12. PAYMENT OF EXPENSES. In the event that the Grantor fails to do so on a timely basis, the Lender may, at its option, discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as reasonably determined by the Lender to be necessary. The Grantor will reimburse the Lender on demand for any payment so made or any expense incurred by the Lender pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Lender.

     13. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or upon receipt if sent by facsimile transmission with confirmation of delivery, or one Business Day after deposit with a nationally recognized overnight courier service, to the address set forth above or to such other address as any party may give to the other in writing for such purpose.

     14. PRESERVATION OF RIGHTS. No delay or omission on the part of the Lender to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Lender impair any right or power arising hereunder. The Lender's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

     15. ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     16. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom, will in any event be effective unless the same is in writing and signed by the Lender and, in the case of any modification or amendment, by the Grantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

     17. ENTIRE AGREEMENT. This Agreement (including the Riders hereto and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     18. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

     19. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Grantor and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the prior written consent of the Lender.

     20. INTERPRETATION. In this Agreement, unless the Lender and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one Grantor, the obligations of such persons or entities will be joint and several.

     21. INDEMNITY. The Grantor agrees to indemnify each of the Lender, its directors, officers and employees and each legal entity, if any, who controls the Lender (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by an third person, entity or governmental authority as a result of the execution of or performance under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement. The Grantor may participate at its expense in the defense of any such claim.

     22. RIGHTS OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Grantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, by branches and agencies of the Lender wherever located) to or for the credit or the account of the Grantor against and on account of the Obligations and liabilities of the Grantor to the Lender under this Agreement or under any of the other Documents, including, without limitation, all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     23. NATURE OF OBLIGATIONS. The obligations of the Grantor under this Agreement, and the grant of security interests hereunder to the Lender shall be continuing, unconditional, irrevocable and absolute and shall be independent of any obligations of, and any security interests granted by, the Borrower or any other Person and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any of the following matters and no right or remedy of the Lender, shall be in any way prejudiced or adversely affected by any of the following matters (whether or not the Lender shall make any reservation of rights against, give or attempt to give any notice to, or request or obtain any further assent of the Grantor with respect to any of the following matters):

          (A) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations or any other obligation of the Borrower under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (B) any modification or amendment of or supplement to the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (C) any modification, amendment, waiver, release, compromise, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any of the Obligations or any other obligation of the Borrower under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (D) any change in the partnership or corporate existence, structure or ownership of the Grantor or Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or the Grantor or their respective assets (irrespective of any release or deferral of the liability of any Guarantor to pay all or any part of the Obligations or any of the Borrower's or the Grantor's other obligations under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (E) the existence of any claim, set-off or other rights which the Grantor or the Borrower may have at any time against the Borrower, the Lender, or any other Person, whether or not arising in connection with this Agreement, the Obligations, the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (F) any invalidity or unenforceability relating to or against the Borrower for any reason of the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the Obligations or any other amount payable by the Borrower under the Note, the Purchase Agreement, or any other document, instrument or agreement evidencing or securing the Obligations;

          (G) any invalidity or unenforceability relating to or against the Grantor for any reason of its obligations and liabilities under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations;

          (H) any other act or failure to act or delay of any kind by the Borrower, the Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Grantor under this Agreement;

          (I) the existence of, or any execution on or attachment of, or any failure by the Lender, (voluntarily or otherwise) to resort to, any other security or any other rights held or hereafter held or to be held by the Lender to secure any or all of the Obligations or other obligations of the Borrower under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations or any judgment obtained by the Lender;

          (J) any demand for payment of any of the Obligations is rescinded by the Lender, and any of the Obligations continued;

          (K) the refusal or failure (whether intentional, negligent or otherwise) of the Lender, or any agent of the Lender, to protect, secure, perfect, continue, maintain or insure any Lien at any time held by it as security for the Obligations or any other obligations of the Borrower under the Note, the Purchase Agreement, any other Loan Document, or any other document, instrument or agreement evidencing or securing the Obligations or any property subject thereto; or

          (L) the termination of the Commitments or the refusal of the Lender to provide further credit or other financial accommodations to the Borrower.

     24. GOVERNING LAW.

     THIS AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE LENDER AND WILL BE DEEMED TO BE MADE IN THE STATE OF DELAWARE.

THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT THE LAWS OF THE STATE WHERE ANY COLLATERAL IS LOCATED (IF DIFFERENT FROM THE STATE OF DELAWARE) SHALL GOVERN THE CREATION, PERFECTION AND FORECLOSURE OF THE LIENS CREATED HEREUNDER ON SUCH PROPERTY OR ANY INTEREST THEREIN.

     25. CHOICE OF FORUM.

     THE GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF DELAWARE, AND CONSENTS THAT ALL SERVICE OF PROCESS BE SENT PREPAID BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE DIRECTED TO THE GRANTOR AT THE GRANTOR'S ADDRESS SET FORTH HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED ON THE BUSINESS DAY AFTER DEPOSIT WITH SUCH COURIER; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST THE GRANTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF THE GRANTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. THE LENDER AND THE GRANTOR AGREE THAT THE VENUE PROVIDED ABOVE IS THE MOST CONVENIENT FORUM FOR BOTH THE LENDER AND THE GRANTOR. THE GRANTOR WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED UNDER THIS AGREEMENT.

     26. WAIVER OF JURY TRIAL.

     EACH OF THE GRANTOR AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY



                             [Signatures to Follow]

         WITNESS the due execution of this Agreement as of the date first written above.

                                         INTERACTIVE PICTURES CORPORATION


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         IMAGE INVESTOR PORTFOLIO,
                                         a separate series of

                                         MEMPHIS ANGELS, LLC,
                                         a Delaware limited liability company

                                         By:  PARADIGM CAPITAL EQUITY
                                              PARTNERS, LLC,
                                              its Manager

                                              By:  PARADIGM HOLDINGS,
                                                   its Managing Member

                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:




ATTACHMENTS, SCHEDULES AND EXHIBITS:

Schedule 1   Names and Locations







                          GUARANTOR SECURITY AGREEMENT
                                 SIGNATURE PAGE

                                    EXHIBIT B

                      ASSETS EXCLUDED FROM THE "COLLATERAL"

The following assets (being those assets intended to be transferred by Internet Pictures Corporation to Homestore.com, Inc. in connection with the transactions contemplated by that certain Non-Binding Term Sheet executed in or about March, 2001 by Internet Pictures Corporation and Homestore.com, Inc.) shall be excluded from the "Collateral":

Desktops/Laptops/Projectors

ASSIGNED TO         MACHINE NAME   SERIAL NUMBER #    HARDWARE TYPE   MODEL           TYPE
Riette Burdick      Rburdick       6919BW43A494       DESKTOP         Compaq Deskpro  Prof. Wkstn.
Bill Miles          Bmiles         3J9CCL34S00S       LAPTOP          Compaq Armada   1750


Canadian Servers

Server Name           Model              Type       Serial             Proc            RAM       HD
Bamtrack              Compaq Proliant    PL1850R    D943CNH1K658       1 x P3 500      640MB     1 x 9.1GB, 1 x 18.2GB
Callisto              Compaq Proliant    PL1850R    D948CNH1L418       2 x P3 500      512MB     2 x 9.1GB
Cluster1              Compaq Proliant    PL1600R    D845BWV10974       2 x P2 400      512MB     2 x 4GB
Cluster2              Compaq Proliant    PL1600R    D919BWV10173       2 x P2 400      512MB     2 x 4GB, 1 x 18.2GB
Ganymede              Compaq Proliant    PL1850R    D951CNH1L073       2 x P3 500      512MB     2 x 9.1GB
Io                    Compaq Proliant    PL1850R    D951CNH1K957       2 x P3 500      512MB     2 x 9.1GB
JFTP3                 Compaq Proliant    PL1850R    D948CNH1L485       1 x P3 500      256MB     2 x 9.1GB
Jupiter               Compaq Proliant    PL1600     D840BWV10944       2 x P2 400      1024MB    1 x 18.2GB, 1 x 9.1GB
Orders                Compaq Proliant    PL800      D914CDG10060       2 x P2 350      512MB     2 x 9.1GB
TO_Cumberland         Compaq Proliant    PL1850     D949CNH1K324       1 x P3 500      128MB     2 x 9.1GB
TO_Fax                Compaq Proliant    PL800      D931CNL1A251       1 x P3 500      128MB     1 x 4GB, 1 x 9.1GB
TO-Canadiens          Compaq Proliant    PL1850R    D948CNH1L463       2 x P3 500      896MB     2 x 18.2GB
TO-Controller         Compaq Proliant    PL1850R    D941CNH1K600       1 x P3 500      128MB     2 x 9.1GB
TO-Dumoine            Compaq Proliant    PL1850R    D942CNH1K016       1 x P3 500      256MB     3 x 18.2GB
TO-Fileserver         Compaq Proliant    PL3000     D825BR241569       1 x P2 300      128MB     7 x 18.2GB
TO-Flames             Sun Ultra 10       Ultra 10   91400173           Sparc 440       128MB     1 X 8.5 GB
TO-MapleLeaf          Sun Ultra 10       Ultra 10   90887341           Sparc 440       512MB     1 X 8.5 GB
TO-Oilers             Compaq Proliant    PL1850R    D948CNH1L450       1 x P3 500      384MB     2 x 9.1GB
XML1                  Compaq Proliant    PL800      D921CDH10085       1 x P2 450      256MB     1 x 4GB, 1 x 9.1GB




6 SHARED SERVICES

3 MERCURY

Canadian Furniture

Call Center                 154 Stations (incl. Chairs)

IT                          18 Stations (Incl. Chairs)

Reporting                   7 Stations (incl. Chairs)

Administration Room         6 Stations (incl. Chairs)

Training Room               11 Stations (incl. Chairs)

2 Team Rooms                2 tables
                            16 chairs

Kitchen                     4 tables
                            20 chairs
                            Appliances

Large Conference Room Table
                            12 Chairs

Executive Boardroom         1 Table
                            8 Chairs

Reception Area              Front Desk (incl. Table and 2 chairs)

Offices                     12 Full

Incomplete Offices          6 Partial





Leasehold Improvements (6th Floor)

ACQUISITION
DATE            INVOICE#                   DESCRIPTION
26-Feb-99                  Office renovation from V & A Properties
4-Mar-99                   ABCO Ornamental Iron Works
18-May-99                  V & A Properties office renovation
22-Sep-00       OU1025     Chubb: Alarm system
22-Sep-00       3213       Strategic: Cabling installation
17-Jan-00       9Y3124     Chubb: Alarm system
22-Sep-00       OU1024     Chubb: Alarm system
10-Nov-99       9962       Freeman Design renovation
22-Sep-00       19938      Ampere: UPS installation
22-Sep-00       3218       Strategic: Cabling installation
17-Jan-00       2547       Elite Construction renovation Holdback
18-Nov-99       2533       Elite Construction renovation
6-Dec-99        2546       Elite Construction renovation

Global Centre Assets

MANF.                         QTY               MODEL           SERIAL NUMBERS LOCATION
WEB LOGIC ASSETS
F5                                              BigIP HA+            bip02491sGC
                                                BigIP HA+            bip02492sGC

Sun                                             Netra T1              940A2886GC
                                                Netra T1              942A2491GC
                                                Netra T1              942A2666GC
                                                Netra T1              942A1104GC

Sun                                             Enterprise 2          920H3505GC
                                                Enterprise 2          920H34F7GC
                                                Enterprise 2          920H34F0GC
                                                Enterprise 2          920H34FCGC


TOURS CLUSTER ASSETS
Network Engines                                 Blazer                    9640GC
                                                                          9637GC
                                                                          9630GC
                                                                          9638GC
                                                                          9636GC
                                                                          9635GC
                                                                          9646GC
                                                                          9647GC
                                                                          7171GC
                                                                          7158GC
                                                                          7172GC
                                                                          7232GC

Network Appliance                               F760                     23974GC

Network Appliance                               Disk Trays               76697GC
                                                                         73213GC
                                                                       1110821GC
                                                                       1319043GC
                                                                       1319287GC
                                                                       1319066GC

Software

ASPECT

ADOBE PHOTOSHOP

WEB LOGIC
INVOICE # 129283

Web Logic Development Seats
Web Logic Application Server
Web Logic Application Server
Web Logic App Cluster
TOTAL

OTHER

UUNET

BELLNEXIA